Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167359 of Ohio Legacy Corp on Form S-8 of our report dated March 30, 2012, relating to Ohio Legacy Corp’s consolidated financial statements, appearing in this Annual Report on Form 10-K.

/s/Crowe Horwath LLP

Crowe Horwath LLP

Cleveland, Ohio

March 30, 2012